UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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FORUM ETF Trust
(Exact name of registrant as specified in its charter)

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State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Canal Plaza, Suite 600
Portland, Maine  04101
(Address of principal executive offices)

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Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
Merk Hard Currency ETF	NYSE Arca, Inc.	80-0836794

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-180250

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of Merk Hard Currency ETF, a series of Forum ETF Trust (the “Trust”) to be registered hereunder is set forth in the Trust’s Registration Statement on Form N-1A, as amended (Commission File Nos. 333-180250; 811-22679), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits.

1. The Trust’s Trust Instrument is included as Exhibit (a)(2) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 333-180250; 811-22679), as filed with the Securities and Exchange Commission on November 29, 2013.

2. The Trust’s Restated Certificate of Trust is included as Exhibit (a)(1) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 333-180250; 811-22679), as filed with the Securities and Exchange Commission on January 2, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 8th day of January, 2014.

FORUM ETF Trust

By: /s/ Stacey E. Hong
Name: Stacey E. Hong
Title: President